UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report	October 21, 2006
(Date of earliest event reported)
St. Joseph Capital Corporation
(Exact name of Registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

000-50219	35-1977746
(Commission File Number)	(I.R.S. Employer Identification Number)

3820 Edison Lakes Parkway, Mishawaka, Indiana	46545
(Address of principal executive offices)	(Zip Code)
(800) 890-2798
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 7.01 Regulation FD Disclosure
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Agreement and Plan of Reorganization
Voting Agreement
Press Release

Item 1.01 Entry into a Material Definitive Agreement.
Agreement and Plan of Reorganization
     On October 21, 2006, Old National Bancorp (“ONB”) and St. Joseph Capital Corporation (“St. Joseph”) entered into an Agreement and Plan of Reorganization (the “Merger Agreement”). The Merger Agreement provides that ONB will acquire all of the outstanding shares of St. Joseph through a merger of an acquisition subsidiary of ONB into St. Joseph (the “Merger”). The Merger Agreement also provides that St. Joseph’s banking subsidiary, St. Joseph Capital Bank, will merge with and into ONB’s banking subsidiary, Old National Bank, with Old National Bank being the surviving corporation.
     Pursuant to the terms of the Merger Agreement, which has been unanimously approved by the board of directors of each of St. Joseph and ONB, each issued and outstanding share of the common stock of St. Joseph will be converted into the right to receive $40.00 in cash. Unexercised stock options with respect to St. Joseph stock will be entitled to be settled for a cash payment with the exception of options covering approximately 22,340 shares of St. Joseph common stock, which are the unvested outstanding options held by certain executives of St. Joseph, that will be converted into stock options for ONB shares. The Merger has an aggregate transaction value of approximately $77.3 million (which does not include the anticipated tax benefits to accrue in connection with the exercise or settlement of the St. Joseph stock options in the Merger).
     St. Joseph and ONB have made customary representations, warranties and covenants in the Merger Agreement, including their agreements to use their best efforts to consummate the Merger and to take all steps necessary to obtain required governmental and third-party consents. In addition, St. Joseph has agreed with ONB to conduct its business in the ordinary course consistent with past practice between the execution of the Merger Agreement and consummation of the Merger and not to engage in certain kinds of transactions during this period. Further, St. Joseph has agreed to cause a meeting of its stockholders to be held to consider approval of the Merger and, subject to certain exceptions, not to solicit proposals relating to alternative business combination transactions or enter into discussions concerning or provide confidential information in connection with alternative business combination transactions.
     Consummation of the Merger is subject to customary conditions, including approval of the holders of St. Joseph’s common stock, obtaining required governmental and third-party consents, the continued accuracy of the parties’ representations and warranties (generally subject to a materiality standard), material performance of all covenants and satisfaction by St. Joseph of a minimum closing time stockholder’s equity condition (as adjusted for certain items specified by the Merger Agreement). The parties anticipate that the Merger, assuming all approvals are received on a timely basis and all other conditions are satisfied or waived, will be closed during the first quarter of 2007.
     The Merger Agreement contains certain termination rights for both ONB and St. Joseph, including the ability for either St. Joseph or ONB to terminate, with certain exceptions, the Merger Agreement if the Merger is not consummated by April 30, 2007.

Voting Agreement
     In connection with the Merger Agreement, those directors of St. Joseph who own St. Joseph stock executed and delivered a voting agreement with ONB (the “Voting Agreement”) by which they agreed to vote their personal shares in favor of the Merger Agreement and the Merger at the St. Joseph stockholders meeting and agreed not to transfer their personal shares prior to closing of the Merger.
Mutual Termination Agreements
     Concurrently with the execution of the Merger Agreement, on October 21, 2006, St. Joseph, St. Joseph Capital Bank (the “Bank”), ONB, and Old National Bank (“ONB Bank”) entered into Mutual Termination Agreements (as defined below) with each of John W. Rosenthal, President and Chief Executive Officer of St. Joseph, Alex P. Strati, Executive Vice President of the Bank and Amy K. Mauro, Executive Vice President of the Bank. The Mutual Termination Agreements are effective as of the closing of the Merger.
     Pursuant to the agreement entered into with Mr. Rosenthal (the “Rosenthal Agreement”), Mr. Rosenthal agreed to terminate his employment agreement with St. Joseph as of the closing date of the Merger, with the exception of certain restrictive covenants contained in his agreement. The Rosenthal Agreement provides that following the closing of the Merger, Mr. Rosenthal will receive a one-time payment of approximately $1,133,550 representing an agreed upon amount due under his current employment agreement. Pursuant to the Rosenthal Agreement, Mr. Rosenthal has agreed to enter into certain other agreements with ONB and ONB Bank, including a Change in Control Severance Agreement with ONB Bank, which will provide benefits in the event of a subsequent change in control of ONB within three years of the Closing, a Severance Agreement with ONB Bank and a Substitute Incentive Stock Option Agreement regarding replacement stock options he will receive from ONB. The Rosenthal Agreement is also subject to certain conditions, including Mr. Rosenthal entering into a Release of Claims Agreement and a Confidentiality, Non-Solicitation and Non-Competition Agreement with ONB and ONB Bank at the time of the closing of the Merger.
     Pursuant to the agreements with Ms. Mauro and Mr. Strati (the “Executive Agreements and together with the Rosenthal Agreement, the “Mutual Termination Agreements”), each of Ms. Mauro and Mr. Strati agreed to terminate their respective employment agreements with the Bank as of the closing date of the Merger. Pursuant to the Executive Agreements, Ms. Mauro and Mr. Strati have waived the right to any “change in control” payment under their current employment agreements. Under the Executive Agreements, and subject to certain conditions, each of Ms. Mauro and Mr. Strati will receive a “stay bonus” in the amount of $25,000 following the closing of the Merger, and provided that such executive remains employed by ONB as of the first anniversary of the closing of the Merger, or has been terminated for any reason other than “cause,” the executive will be entitled to a second stay bonus of $25,000. Pursuant to the Executive Agreements, Ms. Mauro and Mr. Strati have agreed to enter into certain other agreements with ONB and ONB Bank, including a Change in Control Severance Agreement with ONB Bank, which will provide benefits in the event of a subsequent change in control of ONB within two years of the closing of the Merger. Pursuant to the Executive Agreements, ONB and the respective executives will also enter into Substitute Incentive Stock Option Agreements, and a Restricted Stock Agreements regarding replacement stock options and restricted stock awards that they will receive from ONB. The Executive Agreements are also subject to certain conditions, including each of Ms. Mauro and Mr. Strati entering into a Release of Claims Agreement and a Confidentiality, Non-Solicitation and Non-Competition Agreement.
     The foregoing descriptions of the Merger Agreement and Voting Agreement do not purport to be complete and are qualified in their entirety by reference to the respective agreements filed as exhibits hereto, each of which is incorporated into this report by reference. The Company will file the Mutual Termination Agreements with its upcoming Form 10-Q filing.
     The Merger Agreement, which has been included to provide investors with information regarding its terms, contains representations and warranties of each of ONB and St. Joseph. The assertions embodied in those representations and warranties were made for purposes of the Merger Agreement and are subject to qualifications and limitations agreed by the respective parties in connection with negotiating the terms of the Merger Agreement. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what a stockholder might view as material, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts. Investors should read the Merger Agreement together with the other information concerning ONB and St. Joseph that each company publicly files in reports and statements with the Securities and Exchange Commission (the “SEC”).
Item 7.01 Regulation FD Disclosure
     On October 23, 2006, ONB and St. Joseph issued a joint press release announcing the execution of the Merger Agreement. The press release is attached as Exhibit 99.1 and is incorporated herein by reference.
Additional Information About This Transaction
     The Merger will be submitted to St. Joseph’s stockholders for their consideration. St. Joseph will file a proxy statement with the SEC to be sent to St. Joseph’s stockholders, and each of St. Joseph and ONB may file other relevant documents concerning the Merger with the SEC.
     Stockholders of St. Joseph are urged to read the proxy statement to be filed by St. Joseph regarding the proposed transaction when it becomes available, because it will contain important information regarding the Merger. Stockholders will be able to obtain free copies of the proxy statement, as well as other filings containing information about ONB and St. Joseph, without charge, at the SEC’s Internet site (http://www.sec.gov). In addition, documents filed with the SEC by ONB will be available free of charge from Shareholder Relations at One Main Street, Evansville, Indiana, 47708, or (812) 464-1296, and documents filed with the SEC by St. Joseph will be available at www.sjcb.com or by directing a request to St. Joseph, attn: Mark Secor, 3820 Edison Lakes Parkway, Mishawaka, Indiana 46545, telephone number: (800) 890-2798.
     St. Joseph and its directors and executive officers and certain other members of management and employees are participants in the solicitation of proxies from St. Joseph’s stockholders in respect of the proposed transaction. Information regarding the directors and executive officers of St. Joseph is available in the proxy statement for its May 25, 2006 annual meeting of stockholders, which was filed with the SEC on April 13, 2006. Additional information regarding the interests of such potential participants will be included in the proxy statement relating to the transaction and the other relevant documents filed with the SEC when they become available.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits

Exhibit
Number	Description of Exhibits
2.1	Agreement and Plan of Reorganization, dated as of October 21, 2006, by and among Old National Bancorp, St. Joseph Capital Corporation and SMS Subsidiary, Inc. (the schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K

2.2	Voting Agreement, dated as of October 21, 2006, between Old National Bancorp and certain directors of St. Joseph Capital Corporation identified therein

99.1	Press Release issued jointly by Old National Bancorp and St. Joseph Capital Corporation, dated October 23, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ST. JOSEPH CAPITAL CORPORATION

Dated: October 23, 2006	By:	/s/ Mark E. Secor

Mark E. Secor
Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibits
2.1	Agreement and Plan of Reorganization, dated as of October 21, 2006, by and among Old National Bancorp, St. Joseph Capital Corporation and SMS Subsidiary, Inc. (the schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K

2.2	Voting Agreement, dated as of October 21, 2006, between Old National Bancorp and certain directors of St. Joseph Capital Corporation identified therein

99.1	Press Release issued jointly by Old National Bancorp and St. Joseph Capital Corporation, dated October 23, 2006